Exhibit 99.1

News Release

Corporate Headquarters

P.O. Box 269

San Antonio, TX 78291-0269

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Dean Blythe
October 26, 2006	(210) 829-9138
dblythe@harte-hanks.com

HARTE-HANKS REPORTS THIRD QUARTER RESULTS

Note: Harte-Hanks will hold a third quarter earnings conference call on October 26, 2006 at 10AM CST. The number is 800-988-9498 domestic or 210-234-0029 international, pass code 121693. The call will also be webcast live at https:\\e-meetings.mci.com conference # 4826268 and passcode 121693. There will be an audio replay available shortly after the call through November 3, 2006. To access, please call 888-484-8241 or 402-998-1379 passcode 121693 or visit www.harte-hanks.com/earnings_audio/audio_stream.html.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported third quarter 2006 diluted earnings per share of $0.35 on revenues of $294.7 million. These results compare to diluted earnings per share of $0.34 on $281.7 million in revenue for the third quarter of 2005. Third quarter 2006 results include stock-based compensation of $1.9 million (1.5 cents per share) as the result of the adoption by the company of SFAS No. 123R for periods beginning after 12/31/2005.

The following table presents financial highlights of the company’s operations for the third quarters of 2006 and 2005. Full financial results are attached.

RESULTS FROM OPERATIONS

	Three Months Ended September 30,
(In thousands, except per share amounts)	2006	2005	Change
Operating revenues	$294,681	$281,735	4.6%
Operating income	44,606	48,605	-8.2%
Net income	27,663	28,825	-4.0%
Diluted earnings per share	0.35	0.34	2.9%
Diluted shares (weighted average common and common equivalent shares outstanding)	79,855	85,408	-6.5%

In the discussion below the company intends to provide investors with a better understanding of the operating results and underlying trends to measure past and future performance and liquidity.

Harte-Hanks evaluates operating performance based on several measures, including the non-GAAP measure of free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, as Harte-Hanks believes this is an important measure of the operational strength of its business. Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for net income as an indicator of operating performance.

For the nine months ended September 30, 2006, the company’s revenues were up 4.5% to $871.4 million and operating income decreased $3.0 million or 2.2% to $135.7 million (including expense of $5.6 million in the 2006 period from stock-based compensation). Diluted earnings per share for the nine months ended September 30, 2006 were $1.00 (including a $0.04 impact in the 2006 period from stock-based compensation expense), compared to $0.96 for the 2005 nine-month period.

Commenting on the third quarter 2006 performance, Chief Executive Officer Richard Hochhauser said, “Company-wide, on a year-over-year basis revenue grew 4.6% and earnings per share improved by a penny to $0.35 per share. The year-over-year EPS comparison was impacted both by the inclusion of stock-based compensation expense in the 2006 period, and by a lower than initially anticipated effective tax rate in the 2006 period. We generated $28.1 million of free cash flow in the quarter.”

Discussing the performance of individual business segments, Hochhauser said, “Direct marketing revenue in the quarter was $174.1 million, up 3.1% from the prior year’s period, while operating income was down $1.1 million, or 4.2% (excluding the impact of stock-based compensation expense, operating income would have been about flat). All of our vertical markets had year-over-year growth. Pharma/healthcare led the way with low double digit growth, while our select vertical had mid-single digit growth. The retail, high tech/telecom, and financial verticals were each up in the low single digits.”

“At the very end of the quarter, we completed our previously announced acquisition of the Aberdeen Group, and we are excited about the prospects for this niche acquisition. We also recently divested of a print operation of similar size that had become increasingly less important to the solutions we offer our direct marketing customers.”

Turning to shopper performance, Hochhauser said, “Shoppers delivered uneven performance in the quarter. While revenue continued solid growth of 6.8%, operating income declined by 11.6%. Operating income margins were impacted in the quarter by stock-based compensation expense, postage costs, newsprint and paper rate increases, and expansion activity. Year-over-year, circulation is up 1 million.”

Concluding, Hochhauser said, “At the beginning of the year we stated that our goal for the year – looking at 2005 and 2006 on a comparable stock-based compensation basis – was to deliver good EPS growth for the full year 2006 in the high single digit or better range. Depending on how we finish the fourth quarter we may achieve the lower end of this guidance. We have benefited this year from some unanticipated events that have been positive to earnings, and we have not performed up to our expectations. Our outlook, however, continues to be positive for the industries we operate in and for our businesses in particular. Our businesses continue to be strongly profitable and generate significant amounts of free cash flow.”

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding management’s expectations with respect to the company’s future revenues, earnings per share, operating income and expense related to equity based compensation. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services by its clients and prospective clients (including the willingness and ability of the company’s clients to maintain or expand their spending), the financial condition of its clients, economic and other business factors that impact the industries that the company serves, the timing and ability of the company to manage the level of personnel and capacity in the future, competitive factors in the company’s markets, concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, fluctuations in paper prices and postal rates, the number of options and other equity the company may issue to its employees, the number of shares the company repurchases in connection with its repurchase program, and general or regional economic conditions, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities and Exchange Commission.

Highlights of the third quarter included:

Shoppers:

•	Harte-Hanks Shoppers continued to expand its PennySaverUSA.com Web site by signing agreements with American Classifieds and many free community paper associations across the United States as the vendor of choice for their member publications’ local advertising content online services. The PennySaverUSA.com Web site now has local classified advertising content from all 50 states. PennySaverUSA.com also expanded its affiliate program by entering a relationship with Vehicle Web Services to provide online shoppers with easy access to classified ads from dealers across the United States of recreational vehicle, motorcycle, marine equipment, and truck dealers.

•	During the quarter, Harte-Hanks Shoppers circulation grew to over 13 million by adding over 500,000 in new circulation. This included additional circulation of 300,000 added to the PennySaver in California in the communities of Fresno and Porterville in the San Joaquin Valley. Also, the Tampa Flyer, located in Central-West Florida, added over 200,000 of new circulation in the communities including, and surrounding, Lakeland and Winter Haven in Central Florida.

Direct Marketing:

•	Harte-Hanks acquired AberdeenGroup, a Boston-based provider of technology market research. AberdeenGroup gathers market information and prepares reports based on research and benchmarking data on 17 different business areas, including retail and financial services, sales and marketing, human resources, service, and supply-chain management and procurement. The purchase of AberdeenGroup will enable Harte-Hanks to expand its demand generation offerings.

•	Harte-Hanks completed its acquisition of Global Address, a United Kingdom-based company that provides global postage address data quality software and services that conform to the standards of more than 230 nations and territories worldwide. Harte-Hanks plans to integrate elements of Global Address into its existing international offerings, including Global Data Management and market-leading Trillium Software data quality solutions, while continuing to support stand-alone Global Address products and services in the marketplace.

•	Harte-Hanks completed the sale of a print operation that was a part of the direct marketing business segment.

•	During the quarter, Harte-Hanks Trillium Software®:

•	Announced the new release of DIAMOND DATA I-S for salesforce.com’s AppExchange on-demand service. The integrated solution provides salesforce.com customers with a data cleansing, address verification, and sales intelligence solution, based on the proven Trillium software methodology.

•	Announced the integration between its TS Quality™ data quality software and the latest version of mySAP™ Customer Relationship Management (mySAP™ CRM) 2005. The Trillium Software Data Quality Connector is designed to provide integration of data quality processes so that organizations using mySAP™ CRM can instantly check quality of their customer data and match customer records online, in real time.

•	A leading education-focused nonprofit organization has chosen Harte-Hanks to apply its Customer Optimization™ planning framework to help the organization become more member-centric by re-engineering its marketing strategy and business processes to understand, manage and leverage member data more fully. As part of the engagement, Harte-Hanks will build a hosted Allink® database solution to expand the value of the organization’s current, installed customer database.

•	Harte-Hanks won a multi-year contract to provide technical and operations support in a multi-site global environment to a large company in the business services industry.

•	Harte-Hanks Postfuture® announced the latest release of its Postfuture® e-mail messaging platform, Postfuture Enterprise Edition, Version 5.0. This particular version facilitates automated campaign testing, behavior-based targeting and e-mail ‘best practices’ analytics tools.

•	Harte-Hanks launched Lifecycle Optimization: Non-Manpowered Selling, a data-driven marketing solution designed to extend the vitality of a mature pharmaceutical brand through multichannel communications with physicians. Acting as a “surrogate” sales force, the solution gives pharmaceutical companies a process to reach prescribing physician segments using a variety of direct channels over time to increase the number of total prescriptions.

Corporate:

•	Harte-Hanks paid a regular cash dividend of 6.0 cents per share on September 15, 2006 to shareholders of record on September 6, 2006.

•	The Board of Directors increased the Company’s share repurchase authorization during the quarter by 6 million shares. During the third quarter, Harte-Hanks purchased 2.7 million shares of its common stock bringing the year-to-date repurchase total to 5.1 million shares. There are approximately 7.3 million shares remaining from repurchase authorizations at September 30, 2006. Since January 1997, the company has acquired approximately 48.6 million shares (split adjusted) under its repurchase program.

•	Harte-Hanks entered into a five-year, $200 million term loan facility. Harte-Hanks may draw on this facility at anytime until September 2007.

Harte-Hanks is a worldwide direct and targeted marketing company that provides marketing services and shopper advertising opportunities to local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value – a process of “customer optimization” – organized around five strategic considerations: Information (data collection/management) — Opportunity (data access/utilization) — Insight (data analysis/interpretation) — Engagement (knowledge application) — Interaction (program execution). Expert in integrating this process, Harte-Hanks Direct Marketing is highly skilled at tailoring solutions for each of the vertical markets it serves. Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,100 separate editions with more than 13 million circulation each week in California and Florida.

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For more information, contact: Chief Financial Officer Dean Blythe (210) 829-9138 or e-mail at dblythe@harte-hanks.com.

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
In thousands, except per share data	2006	2005	2006	2005
Operating revenues	$294,681	$281,735	$871,448	$834,038
Operating expenses:
Labor	107,966	102,550	326,367	312,227
Production and distribution	109,406	101,554	317,395	293,935
Advertising, selling, general and administrative	24,070	21,071	67,069	65,874
Depreciation and amortization	8,633	7,955	24,893	23,258

	250,075	233,130	735,724	695,294

Operating income	44,606	48,605	135,724	138,744

Other expenses (income):
Interest expense	1,485	554	3,353	1,262
Interest income	(48)	(43)	(159)	(158)
Other, net	114	446	843	1,217

	1,551	957	4,037	2,321

Income before income taxes	43,055	47,648	131,687	136,423
Income tax expense	15,392	18,823	50,052	53,398

Net income	$27,663	$28,825	$81,635	$83,025

Basic earnings per common share	$0.35	$0.34	$1.02	$0.98

Weighted-average common shares outstanding	78,318	83,752	79,990	84,316

Diluted earnings per common share	$0.35	$0.34	$1.00	$0.96

Weighted-average common and common equivalent shares outstanding	79,855	85,408	81,599	86,056

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended September 30,			Nine months ended September 30,
In thousands	2006	2005	% Change	2006	2005	% Change
OPERATING REVENUES
Direct Marketing	$174,122	$168,861	3.1%	$512,248	$507,268	1.0%
Shoppers	120,559	112,874	6.8%	359,200	326,770	9.9%

Total operating revenues	$294,681	$281,735	4.6%	$871,448	$834,038	4.5%

OPERATING INCOME - Note 1
Direct Marketing	$25,276	$26,395	-4.2%	$74,237	$75,890	-2.2%
Shoppers	22,174	25,096	-11.6%	70,374	72,469	-2.9%
General corporate expense	(2,844)	(2,886)	1.5%	(8,887)	(9,615)	7.6%

Total operating income	$44,606	$48,605	-8.2%	$135,724	$138,744	-2.2%

DEPRECIATION AND AMORTIZATION
Direct Marketing	$6,625	$6,099	8.6%	$18,877	$18,214	3.6%
Shoppers	2,004	1,850	8.3%	6,003	5,027	19.4%
General corporate expense	4	6	-33.3%	13	17	-23.5%

Total depreciation and amortization	$8,633	$7,955	8.5%	$24,893	$23,258	7.0%

Reconciliation of Net Income to Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
In thousands	2006	2005	2006	2005
Net Income	$27,663	$28,825	$81,635	$83,025
Add: After-tax stock-based compensation	1,219	8	3,450	87
Add: depreciation and amortization	8,633	7,955	24,893	23,258
Less: capital expenditures	9,399	5,435	26,789	22,328

Free cash flow	$28,116	$31,353	$83,189	$84,042

Note 1: Operating Income includes pre-tax stock-based compensation expense, as follows:

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Direct Marketing	$1,005	$—	$3,172	$—
Shoppers	452	—	1,349	—
General corporate	440	13	1,035	141

	$1,897	$13	$5,556	$141

Harte-Hanks, Inc.

Consolidated Balance Sheets (in thousands, except share amounts)

	(Unaudited) September 30, 2006	December 31, 2005
Assets
Current Assets
Cash and cash equivalents	$35,291	$24,561
Accounts receivable, net	182,785	184,537
Inventory	9,247	7,947
Prepaid expenses	17,130	14,783
Current deferred income tax asset	16,559	14,158
Other current assets	11,492	7,718

Total current assets	272,504	253,704

Property, plant and equipment, net	118,484	112,911
Goodwill, net	544,833	502,750
Other intangible assets, net	24,146	16,669
Other assets	4,526	3,629

Total assets	$964,493	$889,663

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$84,420	$62,978
Accrued payroll and related expenses	24,233	35,735
Customer deposits and unearned revenue	59,290	54,143
Income taxes payable	11,343	12,710
Other current liabilities	10,794	9,781

Total current liabilities	190,080	175,347

Long-term debt	167,000	62,000
Other long-term liabilities	93,162	90,970

Total liabilities	450,242	328,317

Stockholders’ equity
Common stock, $1 par value, authorized: 250,000,000 shares Issued at September 30, 2006: 116,192,528 shares; at December 31, 2005: 115,453,416 shares	116,193	115,453
Additional paid-in-capital	290,108	269,865
Accumulated other comprehensive loss	(20,996)	(21,982)
Retained Earnings	1,047,813	980,505
Less treasury stock, September 30, 2006: 39,152,041 shares at cost;
December 31, 2005: 33,965,335 shares at cost	(918,867)	(782,495)

Total stockholders’ equity	514,251	561,346

Total liabilities and stockholders’ equity	$964,493	$889,663